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              VAN KAMPEN MASSACHUSETTS VALUE MUNICIPAL INCOME TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       NOVEMBER 1, 2008 -- APRIL 30, 2009

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
                                                                 Amount of     % of
                                      Offering       Total        Shares     Offering  % of Funds
   Security      Purchase/   Size of  Price of     Amount of     Purchased  Purchased    Total
   Purchased    Trade Date  Offering   Shares      Offering       By Fund    By Fund     Assets       Brokers       Purchased From
--------------  ----------  --------  --------  --------------  ----------  ---------  ----------  --------------  -----------------
 Massachusetts   02/05/09       -     $ 105.41  $  285,200,000  $1,000,000    0.35%       1.05%    J.P. Morgan,    J.P. Morgan
     Water                                                                                         Barclays
   Resources                                                                                       Capital,
   Authority                                                                                       Merrill Lynch
                                                                                                   & Co., DEPFA
                                                                                                   First Albany
                                                                                                   Securities,
                                                                                                   LLC, Morgan
                                                                                                   Stanley & Co.
                                                                                                   Incorporated,
                                                                                                   Citigroup,
                                                                                                   Goldman, Sachs
                                                                                                   & Co., Raymond
                                                                                                   James &
                                                                                                   Associates,
                                                                                                   Inc.

Massachusetts    02/20/09       -     $ 104.89  $  525,000,000  $1,000,000    0.29%       3.05%    Goldman, Sachs  Goldman Sachs
   St 5.000%                                                                                       & co.,
 due 3/1/2025                                                                                      Barclays
                                                                                                   Capital, J.P.
                                                                                                   Morgan, Banc
                                                                                                   of America
                                                                                                   Securities
                                                                                                   LLC, Eastern
                                                                                                   Bank Capital
                                                                                                   Markets, M.R.
                                                                                                   Beal &
                                                                                                   Company,
                                                                                                   Oppenheimer &
                                                                                                   Co. Inc.,
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
                                                                                                   Ramirez & Co.,
                                                                                                   Inc.,
                                                                                                   Citigroup,
                                                                                                   Cabrera
                                                                                                   Capital
                                                                                                   Markets, Inc.,
                                                                                                   Edward Jones,
                                                                                                   Merrill Lynch
                                                                                                   & Co., Piper
                                                                                                   Jaffray & Co.,
                                                                                                   Raymond James
                                                                                                   & Associates,
                                                                                                   Inc.,
                                                                                                   Southwest
                                                                                                   Securities
                                                                                                   Inc., Fidelity
                                                                                                   Capital
                                                                                                   Markets
                                                                                                   Services,
                                                                                                   Morgan Stanley
                                                                                                   & Co.,
                                                                                                   Incorporated,
                                                                                                   DEPFA First
                                                                                                   Albany
                                                                                                   Securities
                                                                                                   LLC, Janney
                                                                                                   Montgomery
                                                                                                   Scott LLC,
                                                                                                   Morgan Keegan
                                                                                                   & Company,
                                                                                                   Inc., RBC
                                                                                                   Capital
                                                                                                   Markets,
                                                                                                   Siebert
                                                                                                   Brandford
                                                                                                   Shank & Co.,
                                                                                                   LLC
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